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                                                                    EXHIBIT 3.77
                         CERTIFICATE OF INCORPORATION

                                      OF

                           PEABODY POWERTRADE, INC.

     1.   The name of the corporation is Peabody POWERTRADE, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Ten Dollars and No Cents ($10.00) amounting in the aggregate to Ten Thousand Dollars and No Cents ($10,000.00).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.   The name and mailing address of the sole incorporator is:

                      K. A. Widdoes
                      Corporation Trust Center
                      1209 Orange Street
                      Wilmington, Delaware 19801

     7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.
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     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of July, 1996.

                                      K. A. Widdoes
                                      -------------
                                      K. A. Widdoes
                                      Sole Incorporator

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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

     PEABODY POWERTRADE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of PEABODY POWERTRADE, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                        PEABODY ENERGY SOLUTIONS, INC.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, said PEABODY POWERTRADE, INC. has caused this certificate to be signed by T. S. Hilton, its V.P. and Treasurer, this 9th day of October, 1997.

                              PEABODY POWERTRADE, INC.

                              By: /s/ T.S. Hilton
                                  -----------------------------
                                  T.S. Hilton
                                  Vice President and Treasurer

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